NUTEX HEALTH HOLDCO, LLC AND AFFILIATES

COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

(With Independent Registered Public Accounting Firm’s Report Thereon)

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NUTEX HEALTH HOLDCO, LLC AND AFFILIATES

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Directors of

Nutex Health Holdco, LLC and Affiliates

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated balance sheets of Nutex Health Holdco, LLC and Affiliates (the “Company”) as of December 31, 2021 and 2020, the related combined and consolidated statements of operations, changes in equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

Houston, Texas

June 15, 2022

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COMBINED AND CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

Assets	2021	2020
Current assets:
Cash and cash equivalents	$36,118,284	$25,514,275
Accounts receivable	112,766,317	107,373,703
Accounts receivable - related party	1,993,117	763,177
Inventories	2,814,178	1,725,689
Prepaid expenses and other current assets	323,283	130,570
Total current assets	154,015,179	135,507,414

Property and equipment, net	151,912,500	123,169,182
Right-of-use assets	86,444,333	47,640,229
Other long-term assets	1,138,734	1,098,683
Goodwill	1,139,297	1,139,297

Total assets	$394,650,043	$308,554,805

Liabilities and Equity
Current liabilities:
Accounts payable	$13,582,664	$8,464,295
Accounts payable - related party	4,070,438	4,168,423
Lines of credit	72,055	936,714
Current portion of long-term debt	10,158,932	17,708,377
Lease liabilities, current portion	2,942,444	1,739,979
Accrued expenses and other current liabilities	6,864,426	2,435,285
Total current liabilities	37,690,959	35,453,073

Long-term debt, net	78,821,985	77,901,600
Lease liabilities	86,556,089	47,831,307
Total liabilities	203,069,033	161,185,980

Commitments and contingencies

Equity:
Members' equity	114,651,306	91,730,056
Noncontrolling interest	76,929,704	55,638,769
Total equity	191,581,010	147,368,825

Total liabilities and equity	$394,650,043	$308,554,805

See accompanying notes to combined and consolidated financial statements.

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COMBINED AND CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

Net revenue	$330,062,996	$273,422,221
Selling, general and administrative expenses
Payroll	89,317,474	65,320,545
Contract services	39,252,327	20,969,736
Medical supplies	12,515,391	10,605,926
Insurance expense	9,015,410	5,702,962
Other	3,558,984	12,348,006
Total selling, general and administrative expenses	153,659,586	114,947,175
Depreciation and amortization	7,662,464	5,898,361
Operating income	168,740,946	152,576,685

Interest expense	6,196,026	6,495,346
Other expense (income)	(6,946,096)	342,104
Income before taxes	169,491,016	145,739,235

Income tax expense	965,731	181,341
Net income	168,525,285	145,557,894

Less: net income attributable to noncontrolling interests	35,931,957	39,588,009
Net income attributable to Nutex Health Holdco members	$132,593,328	$105,969,885

See accompanying notes to combined and consolidated financial statements.

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COMBINED AND CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Noncontrolling interests	Nutex Health Holdco members	Total equity
Balance at January 1, 2020	$21,756,620	$29,078,955	$50,835,575
Members' contributions	7,713,720	2,312,901	10,026,621
Members' distributions	(13,419,580)	(45,631,685)	(59,051,265)
Net income	39,588,009	105,969,885	145,557,894
Balance at December 31, 2020	55,638,769	91,730,056	147,368,825
Members' contributions	19,734,935	2,018,838	21,753,773
Members' distributions	(32,647,007)	(111,690,916)	(144,337,923)
Deconsolidation of Kyle Assets, LLC	(1,728,950)	-	(1,728,950)
Net income	35,931,957	132,593,328	168,525,285
Balance at December 31, 2021	$76,929,704	$114,651,306	$191,581,010

See accompanying notes to combined and consolidated financial statements.

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COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
Cash flows from operating activities:
Net income	$168,525,285	$145,557,894
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,662,464	5,898,361
Other income - gain on PPP loan forgiveness	(5,546,597)	-
Debt issuance cost amortization	50,273	62,405
(Gain) loss on lease termination	(109,494)	1,118,303
Non-cash lease expense	97,578	58,241
Changes in operating assets and liabilities:
Accounts receivable	(5,392,614)	(71,234,706)
Accounts receivable - related party	(1,229,940)	-
Inventories	(1,088,489)	(825,773)
Prepaid expenses and other current assets	(233,114)	533,294
Accounts payable	6,365,978	3,826,271
Accounts payable - related party	(97,985)	2,404,307
Accrued expenses and other current liabilities	4,429,141	(726,840)
Net cash provided by operating activities	173,432,486	86,671,757

Cash flows from investing activities:
Acquisitions of property and equipment	(36,926,591)	(61,188,768)
Cash related to deconsolidation of Kyle Assets, LLC	(48,853)	-
Net cash used in investing activities	(36,975,444)	(61,188,768)

Cash flows from financing activities:
Proceeds from lines of credit	-	1,000,000
Proceeds from notes payable	19,614,372	57,172,769
Repayments of lines of credit	(864,659)	(2,666,656)
Repayments of notes payable	(20,715,235)	(12,687,903)
Repayments of finance leases	(1,255,486)	(1,552,942)
Payment of debt issuance costs	(47,875)	(213,588)
Members' contributions	21,753,773	10,026,621
Members' distributions	(144,337,923)	(59,051,265)
Net cash used in financing activities	(125,853,033)	(7,972,964)

Net increase in cash and cash equivalents	10,604,009	17,510,025
Cash and cash equivalents - beginning of the period	25,514,275	8,004,250
Cash and cash equivalents - end of the period	$36,118,284	$25,514,275

Supplemental disclosures of cash flow information:
Cash paid for interest	$4,102,167	$3,254,159
Cash paid for income taxes	$335,340	$181,341
Non-cash investing and financing activities:
Acquisition of financing leases	$31,110,148	$31,840,051
Termination of financing leases	$-	$47,861,030

See accompanying notes to combined and consolidated financial statements.

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NUTEX HEALTH HOLDCO, LLC AND AFFILIATES

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

Note 1 – Organization and Operations

Nutex Health Holdco, LLC (the “Company”, “Nutex”, “we” or “our”) is a holding company in the micro-hospital and hospital outpatient department industry formed on October 22, 2021, as a Delaware limited liability company. The Company owns and operates 21 facilities in eight states across the Southwest and Midwest United States. We employ approximately 1500 employees and partner with over 800 physicians. Our corporate headquarters is based in Houston, Texas.

Merger with Clinigence Holdings. On April 1, 2022, the Company’s merger with Clinigence Holdings, Inc., a Delaware corporation (“Clinigence”), was completed pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) entered on November 23, 2021 between Clinigence, Nutex Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of Clinigence, Nutex, Micro Hospital Holding LLC (“MHH”) (solely for the purposes of certain sections of the Merger Agreement), Nutex Holdco LLC (solely for the purposes of certain sections of the Merger Agreement) and Thomas Vo, M.D., not individually but in his capacity as the representative of the equity holders of Nutex.

In connection with the Merger Agreement, Nutex entered into certain Contribution Agreements with holders of equity interests (“Nutex Owners”) of subsidiaries and affiliates of Nutex and MHH (the “Nutex Subsidiaries”) pursuant to which such Nutex Owners agreed to contribute certain equity interests in the Nutex Subsidiaries to Nutex in exchange for specified equity interests in Nutex (collectively, the “Contribution Transaction”). Nutex owners having ownership interests representing approximately 84% of the agreed upon equity value of the Nutex Subsidiaries agreed to contribute all or a portion of their equity interests, as applicable.

Pursuant to the Merger Agreement, each unit representing an equity interest in Nutex issued and outstanding immediately prior to the effective time of the Merger but after the Contribution Transaction (collectively, the “Nutex Membership Interests”) was converted into the right to receive 3.571428575, or aggregate of 592,791,712 shares of common stock of Clinigence.

Under the terms of the Contribution Agreements, contributing owners of the Under Development Hospitals and Ramping Hospitals are eligible to receive a one-time additional issuance of Company Common Stock based on their TTM EBITDA as determined on the 24th anniversary of the opening. Such additional shares will be issued at the greater of the price of the Company Common Stock at the time of determination and $2.80.

The Merger was accounted for as a “reverse merger,” with Nutex as the accounting acquirer in accordance with ASC 805, Business Combinations, and Clinigence as the accounting acquiree.

Basis of Presentation. These financial statements are presented for periods before the Company’s merger with Clinigence was completed and present the combined and consolidated financial statements of Nutex and the Nutex Subsidiaries, giving effect to the transactions contemplated by the Contribution Agreements. These entities include:

•	100% of Nutex Health, LLC (“Nutex Health”), a healthcare service provider and facility management firm;
•	100% of Tyvan Billing, LLC (“Tyvan”), a healthcare billing and collections company; and
•	Ownership interests in certain emergency room entities (“ER Entities”) as discussed below.

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The Company’s ownership interest in the ER Entities is presented in the following table:

	ER Entity	Location	Ownership
Under development
	ABQ Hospital, LLC	Albuquerque, NM	100.00%
	Columbus ER Hospital, LLC	Columbus, OH	100.00%
	Covington Hospital, LLC	Mandeville, LA	64.36%
	East Valley Hospital, LLC	Gilbert, AZ	100.00%
	Fort Smith Emergency Hospital, LLC	Fort Smith, AR	100.00%
	Gahanna Hospital, LLC	Gahanna OH	100.00%
	Breen Bay Hospital, LLC	Green Bay, WI	70.00%
	Miami ER & Hospital, LLC	Miami, FL	67.00%
	Milwaukee Hospital, LLC	Milwaukee, WI	70.00%
	NB Hospital, LLC	New Braunfels, TX	61.00%
	Royse City ER, LLC	Royse City, TX	89.50%
	Vance Jackson Hospital, LLC	San Antonio, TX	61.00%
	Starkey Hospital, LLC	Trinity, FL	62.00%
	Jacksonville ER & Hospital, LLC	Jacksonville, FL	60.00%
	Maricopa Hospital, LLC	Maricopa, AZ	100.00%
	Medistar Micro Hospital of Portage, LLC	Portage, IN	74.90%
Operating less than 2 years
	Northwest Indiana Hospital, LLC	Hammond, IN	74.90%
	Everest Real Estate Investments, LLP	Humble, TX	100.00%
	Texoma ER, LLC	Sherman, TX	100.00%
	Topeka ER Hospital, LLC	Topeka, KS	100.00%
Operating more than 2 years
	Albuquerque ER, LLC	Albuquerque, NM	100.00%
	Alexandria Hospital, LLC	Alexandria, LA	99.50%
	Healthcare HL Emergency Services, LLC	The Colony, TX	64.17%
	Kyle ER, LLC	Kyle, TX	46.32%
	Little Rock Hospital 1, LLC	Cabot, AR	81.99%
	Oklahoma ER Hospital, LLC	Oklahoma City, OK	68.70%
	Phoenix ER and Medical Hospital, LLC	Phoenix, AZ	100.00%
	Texarkana ER, LLC	Texarkana, TX	100.00%
	Tucson Hospital, LLC	Tucson, AZ	100.00%
	Tulsa ER & Hospital, LLC	Tulsa, AZ	79.62%
	Wylie ER, LLC	Wylie, TX	80.17%

In addition, the ER Entities have financial and operating relationships with multiple professional entities (“PLLCs”) and real estate entities (“REEs”). The PLLCs employ the doctors who work in our emergency rooms. These entities are consolidated by the Company as variable interest entities (“VIEs”) because they do not have significant equity at risk, and the ER Entities have historically supported the PLLCs cash shortages and received the benefits of their cash surpluses.

The REEs own the land and hospital buildings which are leased to the ER Entities. The REEs have mortgage loans payable to third parties which are collateralized by the land and buildings. The REEs are also consolidated by the Company as VIEs because they do not have sufficient equity at risk and the ER Entities are guarantors of the outstanding mortgage loans.

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The Company has no direct or indirect ownership interest in the PLLCs or REEs, so 100% of the equity for these entities is shown as non-controlling interest in the consolidated and combined balance sheets and statements of income. See Note 12 – Variable Interest Entities for more information concerning these entities.

All significant intercompany balances and transactions have been eliminated in consolidation.

Note 2 - Summary of Significant Accounting Policies

i)	These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our significant accounting policies are discussed below:
ii)	Use of Estimates. The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Significant items subject to such estimates and assumptions include (i) estimates of net revenue and accounts receivable and (ii) impairment of long-lived assets and goodwill. Actual results could differ from those estimates.

Net Revenue and Accounts Receivable. Net patient service revenue relates to contracts with patients and in most cases involve a third-party payor (commercial insurance, workers compensation insurance or, in limited cases, Medicare/Medicaid) in which the Company’s performance obligations are to provide emergency health care services. The Company provides services primarily on an outpatient basis. Net patient service revenues are recorded at the amount that reflects the consideration to which the Company expects to be entitled in exchange for providing patient care. These amounts are net of appropriate discounts giving recognition to differences between the Company’s charges and reimbursement rates from third party payors.

Patient service net revenues earned by the Company are recognized at a point in time when the services are provided, net of adjustments and discounts. Because all the Company’s performance obligations relate to contracts with a duration of less than one-year, certain disclosures are limited.

The transaction price is determined based on gross charges for services provided, reduced by contractual adjustments provided to third-party payors, discounts and implicit price concessions provided primarily to uninsured patients in accordance with the Company’s policy. For uninsured patients, the Company recognizes revenue based on established rates, subject to certain discounts and implicit price concessions. The Company is reimbursed from third party payors under various methodologies based on the level of care provided. Each of the ER Entities and PLLCs are considered “out-of-network” with commercial health plans. As there are no contractual rates established with insurance entities, revenues are estimated based on the “usual and customary” charges allowed by insurance payors using historical collection experience, historical trends of refunds and payor payment adjustments (retractions). Revenue from the Medicare program is based on reimbursement rates set by governmental authorities.

iii)	Patients who have health care insurance may also have discounts applied related to their copayment or deductible. Estimates of contractual adjustments and discounts are determined by major payor classes for outpatient revenues based on historical experience. The Company estimates implicit price concessions based on its historical collection experience with these classes of patients using a portfolio approach. The portfolios consist of major payor classes for outpatient revenue. Based on historical collection trends and other analyses, the Company concluded that revenue for a given portfolio would not be materially different than if accounting for revenue on a contract-by-contract basis.

Customer payments are due upon receipt of an explanation of benefits for insured patients or it is due upon receipt of the bill from the Company for uninsured payments. There is no financing component associated with payments due from insurers or patients.

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Cash and Cash Equivalents. The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. The Federal Deposit Insurance Corporation is an independent agency of the United States government which insures deposits in deposit accounts, including checking and savings accounts, money market deposit accounts and certificates of deposit. The standard insurance amount is $250,000 per depositor, per insured bank, for each account ownership category. The Company has amounts, that were at times material, held in covered banking institutions in excess of the covered amounts, but does not deem the risk of loss to be likely.

Allowance for Uncollectible Accounts. Net revenue recognition and allowances for uncollectible billings require the use of estimates of the amounts that will be realized considering, among other items, retroactive adjustments that may be associated with regulatory reviews, audits, billing reviews and other matters. The Company’s policy is based on its historical bad debt experience. Because of the inherent uncertainties in estimating these allowances, it is at least reasonably possible that these estimates will change in the near term.

Inventories. Inventories, which consist primarily of medical supplies and pharmaceuticals, are valued at the lower of cost or net realizable value. Cost is determined using first-in, first-out method. All inventory on-hand is classified as finished goods.

Property and Equipment. Property and equipment are recorded at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives of the property and equipment range from 5 to 39 years. Expenditures for additions, major renewal, and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income. Depreciation is not recorded for assets under construction until the asset is placed in service.

Intangible Assets. The Company’s intangible assets, including goodwill, have indefinite lives which are assessed for impairment at least annually, or when certain indicators of impairment exist on an interim basis. The Company’s intangible asset consists of operating licenses totaling $682,649 and goodwill totaling $1,139,297 acquired as part of the SE Texas acquisition. No impairment was recorded for the years ended December 31, 2021 and 2020.

Leases. Leases are capitalized on the Company’s balance sheet through recognition of a liability for the discounted present value of future fixed lease payments and a corresponding right-of-use (“ROU”) asset. The ROU asset recorded at commencement of the lease represents the right to use the underlying asset over the lease term in exchange for the lease payments. When readily determinable, the Company uses the interest rate implicit in a lease to determine the present value of future lease payments. For leases where the implicit rate is not readily determinable, the Company’s incremental borrowing rate is utilized. The Company calculates its incremental borrowing rate on a quarterly basis using a third-party financial model that estimates the rate of interest the Company would have to pay to borrow an amount equal to the total lease payments on a collateralized basis over a term similar to the lease. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Short-term leases which have an initial term of 12 months or less and do not have an option to purchase the underlying asset that is deemed reasonably certain to be exercised, are not recorded on the balance sheet. Rent expense for these short-term leases is recognized on a straight-line basis over the lease term, or when incurred if a month-to-month lease.

Noncontrolling Interests. Noncontrolling interest (“NCI”) represent the portion of net assets in combined and consolidated entities that are not owned by the Company. NCI is presented as a component of total equity in the consolidated balance sheets and the share of net income or loss attributable to non-controlling interests is shown as a component of net income in the consolidated statements of income.

Fair Value Measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

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We classify fair value balances based on the classification of the inputs used to calculate the fair value of a transaction. The three levels related to fair value measurements are as follows:

Level 1 — Observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

The estimated fair value of accounts receivable, accounts payable, accrued expenses and notes payable approximate the carrying amount due to the relatively short maturity or time to maturity of these instruments.  Accounts receivable and payable with related parties may not be arms-length transactions and therefore, may not reflect fair value.

Advertising and marketing expense. The company advertising and marketing expense consists of expense associated with marketing the company's brand and services via media outlets such as social medias and billboard signs publications.

Income Taxes. Each of the companies in these combined and consolidated financial statements are pass-through entities treated as partnerships for U.S. federal income tax purposes. Therefore, there is no provision for federal income taxes in the combined statements of income since income is taxed at the individual member level. The Companies are subject to certain state income taxes, including Texas franchise taxes and have made provision for these in the financial statements.

We recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. If a tax position meets the “more likely than not” recognition criteria, accounting guidance requires the tax position be measured at the largest amount of benefit greater than 50% likely of being realized upon ultimate settlement. We record income tax related interest and penalties, if any, as a component in the provision for income tax expense. We file income tax returns in the U.S. as well as in various states jurisdictions. With few exceptions, our returns for periods prior to 2017 are no longer subject to examination by tax authorities in these jurisdictions.

Business Combinations Accounting. The Company accounts for business combinations under the acquisition method of accounting. Under this method, identifiable assets acquired, the liabilities assumed, and any noncontrolling interest are recognized at their estimated fair values at the acquisition date. The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents the goodwill amount resulting from the acquisition. Transaction costs are expensed as incurred.

iv)	Segment Reporting. A public company is required to report descriptive information about its reportable operating segments. Operating segments, as defined, are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Aggregation of similar operating segments into a single reportable operating segment is permitted if the businesses have similar economic characteristics and meet the criteria established by U.S. GAAP. The Company operates two operating segments – Healthcare and Real Estate. The Healthcare segment is comprised of Nutex, Tyvan, the ER Entities and PLLC’s. The Real Estate segment is comprised of the REE’s.

Revision of Prior Period Financial Statements. We made certain immaterial revisions to previously reported amounts in our combined and consolidated financial statements as of and for the year ended December 31, 2020. These revisions corrected the classification of net income and equity attributable to noncontrolling interests and corrected the presentation of items within the statement of cash flows. We evaluated these matters in accordance with SAB No. 99, Materiality, and SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements and determined that their related impact was not material to our financial statements for any prior annual or interim period. We will correct previously reported financial information for these immaterial matters in our future filings, as applicable. A summary of the revisions to our prior period financial statements is presented below.

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	December 31, 2020
	As		As
	reported	Adjustments	revised
Revised Combined and Consolidated Balance Sheet
Equity:
Members' equity	$85,806,895	$5,923,161	$91,730,056
Noncontrolling interest	61,561,930	(5,923,161)	55,638,769
Total equity	$147,368,825	$-	$147,368,825

	Year Ended December 31, 2020
	As		As
	reported	Adjustments	revised
Revised Combined and Consolidated Income Statement
Net income	$145,557,894	$-	$145,557,894
Less: net income attributable to noncontrolling interests	44,741,979	(5,153,970)	39,588,009
Net income attributable to Nutex	$100,815,915	$5,153,970	$105,969,885

Revised Combined and Consolidated Statement of Cash Flows
Net cash provided by operating activities	$81,264,270	$1,757,180	$83,021,450
Net cash used in investing activities	(61,191,925)	3,157	(61,188,768)
Net cash flow used in financing activities	(2,562,320)	(1,760,337)	(4,322,657)
Net increase in cash and cash equivalents	$17,510,025	$-	$17,510,025

Reclassifications. Financial statements presented for prior periods include reclassifications that were made to conform to the current-year presentation.

Recent Accounting Pronouncements. There are no new accounting pronouncements that are expected to have a material impact on the consolidated financial statements.

Note 3 - Net Patient Service Revenue

The Company receives payment for services rendered from federal agencies, private insurance carriers, and patients for facility services from the ER Entities’ and doctor services from the PLLC’s. On average, greater than 97% of revenues are paid by insurers, federal agencies, and other non-patient third parties. The remaining revenues are paid by our patients in the form of copays, deductibles, and self-payment.

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Patient service revenue, net of allowances and discounts, recognized by the ER Entities and PLLCs for the years ended December 31, 2021 and 2020 were as follows:

	2021	2020
Emergency room facilities services revenue	$278,989,301	$227,958,913
PLLC services revenue	51,073,695	45,463,308
Net revenue	$330,062,996	$273,422,221

The following tables present our percentage of payments received by payor type for the years ended December 31, 2021 and 2020:

	2021	2020
Insurance	96%	96%
Self pay	3%	3%
Workers compensation	1%	1%
Medicare/Medicaid	0%	0%
Total payments received	100%	100%

Note 4 - Property and Equipment

The principal categories of property and equipment are summarized as follows:

	Useful lives (Years)	December 31, 2021	December 31, 2020
Buildings	39	$81,985,734	$64,153,226
Land	—	18,201,804	16,230,514
Land improvements	39	808,595	808,595
Leasehold improvements	10-39	27,038,503	25,011,189
Construction in progress	—	4,299,614	—
Machinery and equipment	10	25,686,562	19,426,713
Office furniture and equipment	7	2,870,270	2,197,468
Computer hardware and software	5	1,288,224	754,440
Vehicles	5	161,590	161,590
Signage	10	1,160,195	989,368
Total cost		163,501,091	129,733,103
Less: accumulated depreciation		11,588,591	6,563,921
Total property and equipment, net		$151,912,500	$123,169,182

Note 5 - Debt

The Company and its affiliates have entered into private debt arrangements with banking institutions for the purposes of purchasing land, constructing new emergency room facilities, building out leasehold improvements, purchasing equipment, and providing working capital and liquidity through cash and lines of credit (“LOC”).

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The Company’s outstanding debt is shown in the following table:

Facility	Type of Debt	Collateral/Guarantors	Maturity Date	Annual Interest rate	December 31, 2021	December 31, 2020
Kyle ER, LLC:
	Term Loan	Commercial Construction and Members	02-2023	4.00%	$-	$26,056
	Term Loan	Company assets and Members	04-2023	3.25%	180,564	319,703
	Term Loan	Company assets and Members	06-2024	4.50%	-	858,733
	PPP Loan	Federal Paycheck Protection Program	04-2021	1-2%	-	379,100
Kyle Assets, LLC:
	Term Loan	Commercial Properties and Members	06-2031	4.35%	-	552,626
Texarkana Emergency Center & Hospital, LLC:
	Term Loan	Commercial Properties and Members	12-2024	5.75%	-	3,602,199
	Term Loan	Commercial Properties and Members	08-2025	5.00%	-	952,787
	Term Loan	Company assets and Members	07-2025	4.75%	339,739	426,895
	Term Loan	Federal Paycheck Protection Program	04-2021	1-2%	-	400,000
	Term Loan	Acquired Equipment	08-2025	4.75%	262,099	327,641
	Term Loan	Acquired Equipment	09-2025	4.90%	68,963	85,720
Texarkana Assets, LLC:
	Term Loan	Commercial Properties and Members	12-2024	5.75%	2,738,844	-
	Term Loan	land and building and Members	12-2024	5.75%	371,206	1,522,990
	Term Loan	land and building and Members	04-2032	5.25%	1,100,831	1,377,772
Alexandria Hospital, LLC:
	Term Loan	land and building and Members	10-2029	4.00%	3,303,391	3,770,373
	Term Loan	land and building and Members	10-2024	6.08%	-	1,029,729
	Term Loan	Acquired Equipment	07-2024	6.90%	316,506	433,374
	PPP Loan	Federal Paycheck Protection Program	04-2021	1-2%	-	205,000
	Term Loan	Acquired Equipment	09-2024	6.90%	143,896	195,217
	Term Loan	Company assets and Members	11-2025	4.90%	74,151	88,830
	Term Loan	Acquired Equipment	07-2025	4.62%	57,300	73,242
Alexandria Assets, LLC:
	Term Loan	Land and Members	10-2029	5.61%	2,961,579	3,339,652
Albuquerque ER, LLC:
	Term Loan	Land Construction and Members	10-2023	4.80%	-	1,385,387
	Term Loan	Acquired Equipment	10-2024	5.18%	270,720	368,452
	Term Loan	Acquired Equipment	04-2024	5.26%	119,629	162,761
	PPP Loan	Federal Paycheck Protection Program	04-2021	1-2%	-	365,800
Albuquerque Assets, LLC:
	Term Loan	Land Construction and Members	10-2023	4.80%	4,893,861	5,465,435
Little Rock Hospital 1, LLC:
	Term Loan	Company assets and Members	07-2024	5.50%	315,081	2,022,178
	Term Loan	Commercial Properties and Members	07-2024	5.50%	846,555	1,143,357
	Term Loan	Acquired Equipment	07-2024	5.50%	73,918	100,760
	Term Loan	Acquired Equipment	07-2024	4.66%	97,179	132,995
	Term Loan	Acquired Equipment	10-2024	5.50%	30,300	40,232
	Term Loan	Acquired Equipment	11-2024	4.37%	224,851	297,801
	Term Loan	Acquired Equipment	11-2024	4.49%	320,171	423,804
	PPP Loan	Federal Paycheck Protection Program	01-2021	1-2%	-	400,235
	Term Loan	Acquired Equipment	08-2025	4.75%	68,175	85,223
Cabot Assets LLC:
	Term Loan	Commercial Properties and Members	01-2036	4.25%	4,289,290	4,507,960
Northwest Indiana Hospital LLC:
	Term Loan	Company assets and Members	11-2025	3.25%	-	743,307
	Term Loan	Company assets and Members	11-2025	3.25%	-	700,000
	Term Loan	Acquired Equipment	05-2025	4.75%	385,713	500,458
	Term Loan	Acquired Equipment	06-2025	4.75%	250,430	321,731
	Term Loan	Acquired Equipment	06-2025	4.75%	127,204	163,421
	Term Loan	Acquired Equipment	07-2025	4.75%	38,914	48,897
Oklahoma ER, LLC:
	Term Loan	Equipment and fixtures.	02-2024	4.75%	1,646,311	2,377,105
	LOC	Company assets and Members	12-2020	4.75%	-	-
	Term Loan	Acquired Equipment	01-2024	5.73%	107,161	156,319
	Term Loan	Acquired Equipment	02-2024	5.52%	252,119	363,241
	PPP Loan	Federal Paycheck Protection Program	01-2021	1-2%	-	366,800
Oklahoma Assets:
	Term Loan	Members	03-2031	5.45%	8,120,072	8,521,360
Phoenix ER Chandler Holdings LLC:
	Term Loan	Members	11-2030	3.78%	6,586,694	6,820,880
Phoenix ER, LLC:
	Term Loan	Land Construction and Members	01-2025	5.00%	266,846	1,791,069
	PPP Loan	Federal Paycheck Protection Program	05-2021	1-2%	-	528,600
The Colony:
	Term Loan	Federal Paycheck Protection Program		1-2%	-	365,762
Topeka ER Hospital LLC:
	Term Loan	Company assets and Members	07-2025	4.15%	1,132,571	1,540,840
	Term Loan	Company assets and Members	07-2021	4.75%	286,875	686,875
	Term Loan	Equipment and Members	07-2025	4.75%	414,261	520,534
	Term Loan	Equipment and Members	07-2025	4.75%	261,018	327,979
	Term Loan	Equipment and Members	07-2025	4.75%	131,880	165,712
	Term Loan	Equipment and Members	09-2025	4.75%	41,427	51,531
Tucson Hospital, LLC:
	Term Loan	Equipment and Members	03-2023	5.29%	-	1,113,006
	Term Loan	Equipment and Members	09-2023	3.67%	-	226,883
	Term Loan	Equipment and Members	07-2024	4.74%	294,179	402,451
	Term Loan	Equipment and Members	09-2024	4.19%	208,738	281,200
	Term Loan	Equipment and Members	10-2024	4.25%	52,713	70,408
	PPP Loan	Federal Paycheck Protection Program	04-2022	1-2%	-	539,900
Tucson Assets, LLC:
	Term Loan	Company assets and Members	03-2025	3.10%	5,808,525	6,041,046
Wylie ER, LLC:
	Term Loan	Company assets and Members	04-2024	6.05%	-	340,412
	PPP Loan	Federal Paycheck Protection Program	06-2021	1-2%	-	242,000
Wylie Asset LLC:
	Term Loan		06-2031	3.65%	3,696,098	-
SE Texas:
	PPP Loan	Federal Paycheck Protection Program	06-2021	1-2%	-	447,000
SETX Assets LLC:
	Term Loan	Company assets and Members	08-2025	3.50%	7,588,234	7,757,986
Tulsa ER & Hospital, LLC:
	PPP Loan	Federal Paycheck Protection Program	04-2021	1-2%	-	305,600
TULSA Assets LLC:
	Term Loan	Company assets and Members	12-2040	4.00%	12,510,411	12,948,462
Tyvan, LLC:
	PPP Loan	Federal Paycheck Protection Program	04-2022	1-2%	-	745,800
Texoma ER LLC:
	Term Loan	Company assets and Members	08-2023	6.00%	632,559	981,481
	Term Loan	Equipment and Members	09-2026	5.50%	507,524	-
	PPP Loan	Federal Paycheck Protection Program		1-2%	-	255,000
	LOC	Company assets and Members	05-2022	6.50%	72,055	236,710
Gilbert Assets LLC:
	Vo Family	Company assets and Members	08-2022	2.84%	8,400,000	-
East Valley Hospital:
	Term Loan	Company assets and Members	06-2027	3.50%	838,201	-
	Term Loan	Company assets and Members	06-2027	3.50%	2,631,945	-
NB Hospital:
	Term Loan	Company assets and Members	02-2027	4.25%	2,595,184	-
Total					$89,354,663	$96,867,786
Less: unamortized debt issuance costs					301,691	321,095
Less: short-term lines of credit					72,055	936,714
Less: current portion of long-term debt					10,158,932	17,708,377
Total debt reflected as long-term					$78,821,985	$77,901,600

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The amounts of lines of credit and long-term debt coming due during the five years after December 31, 2020, are as follows:

Years Ending
December 31,	Amount
2022	$10,364,553
2023	21,627,666
2024	6,980,334
2025	15,932,975
2026	3,771,106
Thereafter	30,678,029
Total	$89,354,663

The term loan for Kyle ER is subject to a minimum debt service coverage Ratio (“DSCR”) of 1.15:1, tested annually. The term loan to Texarkana ER is subject to a minimum DSCR of 1.25:1, tested annually. The term loan to Tucson ER and Tucson Assets are subject to a minimum DSCR of 1.25:1 and minimum fixed charge coverage ratio of 1.15:1, tested quarterly. The term loans to Alexandria ER and Alexandria Assets are subject to a minimum DSCR of 1.2:1, tested annually, and require one of the partnerships to maintain unencumbered cash and cash equivalents in excess of $5,000,000. The term loan to Phoenix ER is subject to a minimum DSCR of 1.2:1, tested semi-annually at June 30th and December 31st of each calendar year, and must maintain liquid assets of not less than $750,000 to be tested annually, and must maintain a cash reserve account with the bank containing an average balance of $250,000 or greater, tested quarterly. The term loan to Topeka ER is subject to a minimum DSCR of 1.3:1.

Federal Payroll Protection Program Loans. Congress created the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) to provide forgivable loans to eligible small businesses facing economic hardship to retain U.S. employees on their payroll during the Coronavirus Disease 2019 (“COVID-19”) pandemic.

PPP loan recipients were eligible to have their loans forgiven if the funds were used for eligible expenses over the eight-week coverage period commencing when the loan was originally disbursed. The amount of forgiveness may be reduced if the percentage of eligible expenses attributed to nonpayroll expenses exceeds 25% of the loan, if employee headcount decreases, or compensation decreases by more than 25% for each employee making less than $100,000 per year, unless the reduced headcount or compensation levels are restored.

We recognized $5,546,597 in 2021 of other income within the combined and consolidated financial statements for the forgiveness of PPP loans.

Note 6 - Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following as of December 31:

	December 31, 2021	December 31, 2020
Accrued wages and benefits	$3,088,264	$1,323,575
Accrued other	3,776,162	1,111,710
Total accrued expenses and other current liabilities	$6,864,426	$2,435,285

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Note 7 – Leases

The Companies have entered into hospital property and equipment rental agreements with various lessors. The ER Entities have intercompany lease agreements with the REEs, which are eliminated and not shown in the tables below. The third-party leases shown in the following tables represent hospital building and medical equipment leases. The hospital operating leases expire on various dates between July 2024 through June 2039.

The following tables disclose information about third-party leases as of and for the years ended December 31, 2021 and 2020:

	2021	2020
Operating lease cost	$2,390,650	$1,223,510

Finance lease cost:
Amortization of right-of-use assets	2,390,546	2,476,600
Interest on lease liabilities	2,183,979	3,181,514
Total finance lease cost	$4,574,525	$5,658,114

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$2,302,074	$1,165,269
Operating cash flows from finance leases	2,183,979	3,181,514
Financing cash flows from finance leases	1,255,486	1,712,036

Right-of-use assets obtained in exchange for lease obligations:
Operating leases	13,992,943	2,263,815
Finance leases	31,110,148	31,840,051

Operating lease right-of-use assets	21,829,552	11,745,050
Finance lease right-of-use assets	64,614,781	35,895,179
Total ROU Assets	$86,444,333	$47,640,229

Operating lease liabilities	20,820,588	11,571,319
Finance lease liabilities	65,735,501	36,259,988
Total Lease liabilities	$86,556,089	$47,831,307

Operating lease - current portion	1,489,997	666,681
Finance lease - current portion	1,452,447	1,073,298
Total Lease liabilities, current portion	$2,942,444	$1,739,979

Weighted Average Remaining Lease Term
Operating leases	10.9	8.1
Finance leases	17.9	18.1

Weighted Average Discount Rate
Operating leases	4.4%	5.0%
Finance leases	5.2%	5.3%

Minimum lease payments for the next five years as of December 31, 2021 are as follows:

December 31,	Operating Leases	Third-party finance leases	Related party finance leases
2022	$2,571,998	$3,985,543	$904,500
2023	2,617,492	3,986,230	931,635
2024	2,658,438	3,707,391	959,584
2025	2,728,898	3,526,330	988,372
2026	2,648,019	3,614,488	1,018,023
Thereafter	16,152,027	60,675,960	27,861,225
Total minimum lease payments	29,376,871	79,495,942	32,663,339
Less interest	7,066,286	29,586,996	15,324,337
Total lease liabilities	$22,310,585	$49,908,946	$17,339,002

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Note 8 - Employee Benefit Plans

The Company’s employees are eligible to participate in the 401(k) Savings Plan. There are no restrictions in eligibility to contribute to the 401(k) Savings Plan. Salary deferrals are allowed in amounts up to 100% of an eligible employees’ salary, not to exceed the maximum allowed by law. Texarkana Emergency Center & Hospital, LLC (“Texarkana”) is the only entity which may contribute a discretionary match up to 5% of its employees’ salaries. For the years ended December 31, 2021 and 2020, Texarkana did not make significant discretionary contributions to its employee plan.

Note 9 – Commitments and Contingencies

Litigation. Certain of the companies in these combined and consolidated financial statements are named in various claims and legal actions in the normal course of business. Based upon counsel and management’s opinion, the outcome of such matters is not expected to have a material adverse effect on the Company’s combined and consolidated financial statements.

Note 10 – Segment Information

Reportable segment information, including intercompany transactions, is presented below:

	For the Year Ended December 31, 2021
	Healthcare	Real Estate	Eliminations	Consolidated
Net revenue	$330,062,996	$-	$-	$330,062,996
Rental income	-	10,471,333	(10,471,333)	-
Selling, general and administrative expenses
Payroll	89,317,474	-	-	89,317,474
Contract services	38,987,106	265,221	-	39,252,327
Medical supplies	12,515,391	-	-	12,515,391
Insurance expense	9,007,788	7,622	-	9,015,410
Other	4,307,860	251,658	(1,000,534)	3,558,984
Total selling, general and administrative expenses	154,135,619	524,501	(1,000,534)	153,659,586
Depreciation and amortization	11,358,012	37,648	(3,733,196)	7,662,464
Operating income	164,569,365	9,909,184	(5,737,603)	168,740,946

Interest expense	9,476,025	(3,661,755)	381,756	6,196,026
Other expense (income)	(8,322,896)	(559,839)	1,936,639	(6,946,096)
Income before taxes	163,416,236	14,130,778	(8,055,998)	169,491,016

Income tax expense	929,731	36,000	-	965,731
Net income	162,486,505	14,094,778	(8,055,998)	168,525,285

Less: net income attributable to noncontrolling interests	32,099,174	14,094,778	(10,261,995)	35,931,957
Net income attributable to Nutex Health Holdco members	$130,387,331	$-	$2,205,997	$132,593,328

Capital expenditures	$13,660,343	$23,266,248	$-	$36,926,591

	As of December 31, 2021
Total assets	$408,958,074	$172,012,691	$(186,320,722)	$394,650,043

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	For the Year Ended December 31, 2020
	Healthcare	Real Estate	Eliminations	Consolidated
Net revenue	$273,422,221	$-	$-	$273,422,221
Rental income	-	18,540,922	(18,540,922)	-
Selling, general and administrative expenses
Payroll	65,251,077	69,468	-	65,320,545
Contract services	20,969,736	-	-	20,969,736
Medical supplies	10,605,926	-	-	10,605,926
Insurance expense	5,685,131	17,831	-	5,702,962
Other	12,266,803	81,203	-	12,348,006
Total selling, general and administrative expenses	114,778,673	168,502	-	114,947,175
Depreciation and amortization	8,446,278	68,449	(2,616,366)	5,898,361
Operating income	150,197,270	18,303,971	(15,924,556)	152,576,685

Interest expense	9,066,794	(2,765,835)	194,387	6,495,346
Other expense (income)	344,104	(2,000)	-	342,104
Income before taxes	140,786,372	21,071,806	(16,118,943)	145,739,235

Income tax expense	181,341	-	-	181,341
Net income	140,605,031	21,071,806	-	145,557,894

Less: net income attributable to noncontrolling interests	31,757,849	21,071,806	(13,241,646)	39,588,009
Net income attributable to Nutex Health Holdco members	$108,847,182	$-	$(2,877,297)	$105,969,885

Capital expenditures	$10,788,948	$50,399,820	$-	$61,188,768

As of December 31, 2020
Total assets	$322,915,319	$137,778,153	$(152,138,667)	$308,554,805

Note 11 - Related Party Transactions

Certain Members of the Companies may have member interest in other entities which are not included within these combined and consolidated financial statements. Transactions with these entities or directly with members of the Companies are classified as related party transactions and are disclosed in the following tables for the year ended and as of December 31, 2021 and 2020. The income statement amounts primarily relate to Tyvan’s billing services provided to related parties.

Balance sheet line items containing related party amounts as of:	December 31, 2021	December 31, 2020
Accounts receivable - related party	$1,993,117	$763,177
Accounts payable - related party	(4,070,438)	(4,168,423)

Income statement line items containing related party amounts for the Year ended:	December 31, 2021	December 31, 2020
Selling, general and administrative expenses	$130,313	$—
Other expense (income) – with unconsolidated entities	(1,772,161)	(1,439,613)

Dr. Thomas Vo, our CEO, has made advances to SE Texas ER which are reported as accounts payable – related party. These advances have no stated maturity and bear no interest.

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Note 12 – Variable Interest Entities

The PLLCs and REEs are consolidated in these financial statements as VIEs. The following tables provide the balance sheet amounts related to these VIEs:

	December 31, 2021
	REEs	PLLCs	Total
Current assets	$10,959,090	$22,035,457	$32,994,547
Fixed assets	32,182,902	-	32,182,902
Long-term assets	128,870,699	4,279	128,874,978

Total assets	172,012,691	22,039,737	194,052,428

Current liabilities	6,666,690	5,070,706	11,737,396
Long-term liabilities	68,850,689	930,000	69,780,689

Total liabilities	75,517,379	6,000,706	81,518,085

Equity	96,495,312	16,039,031	112,534,343

Total liabilities and equity	$172,012,691	$22,039,737	$194,052,428

	December 31, 2020
	REEs	PLLCs	Total
Current assets	$1,253,579	$20,505,125	$21,758,704
Fixed assets	83,845,968	-	83,845,968
Long-term assets	40,350	4,279	44,629

Total assets	85,139,897	20,509,404	105,649,301

Current liabilities	8,850,534	2,598,775	11,449,309
Long-term liabilities	57,167,003	-	57,167,003

Total liabilities	66,017,537	2,598,775	68,616,312

Equity	19,122,360	17,910,629	37,032,989

Total liabilities and equity	$85,139,897	$20,509,404	$105,649,301

The revenue and operating income for the REEs can be found in Note 10 – Segment Information. The revenue for the PLLCs can be found in Note 3 - Net Patient Service Revenue and the operating income for the years ended December 31, 2021 and 2020 was $6,854,786 and $15,264,915, respectively.

The assets of each of the ER Entities may only be used to settle the liabilities of that entity or its consolidated VIEs and may not be required to be used to settle the liabilities of any of the other ER Entities, other VIEs, or corporate entity. Additionally, the assets of corporate entities cannot be used to settle the liabilities of VIEs. The Company has aggregated all of the PLLCs and REEs into two categories above, because they have similar risk characteristics and presenting distinct financial information for each VIE would not add more useful information.

20

Effective October 5, 2021, the mortgage loan for Kyle Assets, LLC was repaid in full, and the guaranty provided by the Kyle ER, LLC was legally released. As a result, Kyle Assets, LLC no longer qualifies as a VIE since it has sufficient equity at risk to finance its operations and has been deconsolidated from the combined and consolidated financial statements. There was no gain or loss on the deconsolidation. At the date of the deconsolidation, Kyle Assets, LLC had $48,853 of cash, $2,856,806 of fixed assets, $1,231,608 of liabilities and $1,728,952 of equity reported as noncontrolling interests. We entered into a revised 25-year lease agreement for this facility with Kyle Assets, LLC in the fourth quarter of 2021. A ROU asset and lease obligation representing the present value of future lease payments each totaling $17,416,745 million was recognized for this revised lease agreement. We are obligated to make monthly lease payments of $75,000, increasing by 3% annually, over the lease term.

Note 13 - Subsequent Event

The Company has evaluated subsequent events through the filing of this report and determined that there have been no events that have occurred that would require adjustments to our disclosures in the combined and consolidated financial statements except for the transaction described below.

Merger with Clinigence Holdings. As discussed in Note 1, the Company’s merger with Clinigence was completed on April 1, 2022.

21